UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2015

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35322	45-1836028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3500 One Williams Center, Tulsa, Oklahoma	74172-0172
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 979-2012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2015, WPX Energy, Inc. (the “Company”) entered into a Commitment Increase Agreement for Amended and Restated Credit Agreement (the “Commitment Increase Agreement”), with the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the Issuing Banks party thereto. Under its Amended and Restated Credit Agreement dated as of October 28, 2014 (as amended, amended and restated, restated, modified or otherwise supplemented, the “Credit Agreement”; the terms defined therein being used herein as therein defined ) among the Company, the Lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent and Swingline Lender, the Company has the right to request increases in commitments from existing lenders or new lenders in an amount up to $300 million. The Commitment Increase Agreement increases the aggregate commitments of the Lenders under the Company’s Credit Agreement from $1.5 billion to $1.75 billion.

The foregoing description of the Commitment Increase Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Commitment Increase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.

10.1	Commitment Increase Agreement for Amended and Restated Credit Agreement, dated as of July 31, 2015 among WPX Energy, Inc., the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the Issuing Banks party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPX ENERGY, INC.

By:	/s/ Stephen E. Brilz
Stephen E. Brilz
Vice President and Secretary

DATED: August 6, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Commitment Increase Agreement for Amended and Restated Credit Agreement, dated as of July 31, 2015 among WPX Energy, Inc., the Lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the Issuing Banks party thereto.

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